EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2008 relating to the consolidated financial statements and schedule of Zoom Technologies, Inc. appearing in its Form 10-K for the year ended December 31, 2007.

/s/ UHY LLP

Boston, Massachusetts
April 2, 2008